EXHIBIT 23.2





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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 6, 2001 relating to the consolidated financial statements and financial statement schedule of Pizza Inn, Inc., which appears in Pizza Inn, Inc.'s Annual Report on Form 10-K for the year ended June 24, 2001.



/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Dallas, Texas
January 3, 2002